EXHIBIT 32(A)
Section 1350 Certification
By Principal Executive Officer
     I, Daniel Greenberg, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Electro Rent Corporation, on Form 10-K for the fiscal year ended May 31, 2007, to which this Statement is attached, fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, and the information contained in the Annual Report to which this Statement is attached, fairly presents, in all material respects, the financial condition and results of operations of the registrant.
     A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the SEC upon request.
     Dated: August 10, 2007

/s/ Daniel Greenberg
Daniel Greenberg
Chief Executive Officer